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                                                                   EXHIBIT 10.71

                     TENTH SUPPLEMENT TO PURCHASE AGREEMENT

         THIS TENTH SUPPLEMENT TO PURCHASE AGREEMENT dated as of March 27, 2003 (this "Supplement"), is made by:

         - TransTexas Gas Corporation, a Delaware corporation and debtor-in-possession (herein called "Grantor"),

         - TCW DR VI Investment Partnership, L.P. ("Fund VI"), acting through its agent, TCW Asset Management Company,

         - TCW Global Project Fund Ltd. ("GPF") (Fund VI and GPF are herein collectively called, "Grantee"), and

         -        TCW Asset Management Company ("Tamco"), as Agent on behalf of
                  Fund VI.

                                    RECITALS

         1. Pursuant to an order of the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division (the "Bankruptcy Court"), entered on February 2, 2000, Grantor, Mirant Americas Energy Capital, LP, formerly named Southern Producer Services, L.P. ("SPS"), TCW Portfolio No. 1555 DR V Sub-Custody Partnership, L.P. ("Fund V"), Fund VI and Tamco have heretofore entered into that certain Purchase Agreement dated as of March 14, 2000 (herein, as heretofore amended or supplemented, called the "Original Purchase Agreement"), and, as contemplated in such order and in such Purchase Agreement, Grantor has, by means of a Production Payment Conveyance dated as of March 14, 2000 (herein, as heretofore amended or supplemented, called the "Original Conveyance"), conveyed to SPS, Fund V and Fund VI the "Production Payment" as therein defined, burdening interests of Grantor in certain oil and gas properties.

         2. Effective as of December 1, 2000, Fund V assigned all of its right, title, and interest under the Original Conveyance to SPS pursuant to that certain Conveyance of Interest in Production Payment dated as of February 7, 2001.

         3. Effective as of September 10, 2001, SPS assigned to GPF an undivided interest in the Production Payment pursuant to that certain Partial Conveyance of Production Payment and Seventh Supplement to Production Payment Conveyance dated as of September 10, 2001.

         4. On March 4, 2002, SPS assigned all of its right, title, and interest under the Original Conveyance to Mirant Americas Energy Capital Assets, LLC ("Mirant").

         5. On March 13, 2003, SPS and Mirant collectively assigned their right, title, and interest under the Original Conveyance to Hydrocarbon Capital LLC ("HCL"). Prior to the delivery of this Supplement, and by means of an Assignment of Partial Interest in Production Payment of even date herewith, HCL assigned its right, title and interest under the Original Conveyance to GPF, effective as of 8:59 a.m. Houston, Texas time on March 7, 2003. As the result of such assignment, GPF and Fund VI now constitute the "Grantee" under the Original Conveyance.

         6. In consideration of the payment by GPF of the Current Purchase Price Payment to Grantor, as more fully described below, Grantor and Grantee now desire to supplement and amend the Original Conveyance to (a) increase the amount of the unliquidated balance of the Primary Sum, and (b) adjust the relative Percentage Shares of each Person included in Grantee to account for such additional Purchase Price Payment.

         7. Pursuant to (a) the Order Authorizing TransTexas Gas Corporation to Sell Certain (Eagle Bay) Assets Free and Clear of Liens and Encumbrances, Authorizing TransTexas Gas Corporation, Galveston Bay Pipeline Company and Galveston Bay Processing Corporation to Assume Certain Contracts and to Enter into Certain Related Transactions entered by the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division (the "Bankruptcy Court") on or about January 7, 2003 and (b) the Amended Order Authorizing TransTexas

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Gas Corporation to Sell Certain (Eagle Bay) Assets Free and Clear of Liens and
Encumbrances of U.S. Bank, Indenture Trustee, entered by the Bankruptcy Court on or about March 27, 2003 (collectively, the "Production Payment Order"), Grantor has been authorized to make such supplement and amendment to the Original Conveyance.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, Grantor, Fund VI, GPF, and Tamco hereby agree as follows:

                     ARTICLE I - Definitions and References

         Section 1.1. Defined Terms and References. As used herein, the terms "Bankruptcy Court", "Fund V", "Fund VI", "GPF", "Grantee", "Grantor", "Mirant", "HCL", "Original Conveyance", "Original Purchase Agreement", "SPS", and "Tamco" have the meanings given them above. Reference is also made to the Original Purchase Agreement and to the Original Conveyance for the meaning of various terms defined therein, all of which shall when used herein (unless otherwise expressly defined herein) have the same meanings. For purposes of this Supplement, unless the context otherwise requires, the following additional terms shall have the following meanings:

         "Current Closing Date" has the meaning given such term in Section 2.5.

         "Current Conveyance Supplement" means the Tenth Supplement to Production Payment Conveyance executed by Grantor and Grantee substantially in the form of Exhibit A hereto.

         "Current Purchase Price Payment" means a Purchase Price Payment in the amount of $5,000,000.

         "Current Supplement Documents" means this Supplement, the Current Conveyance Supplement, the Subordination Agreements, and all other Production Payment Documents delivered substantially contemporaneously herewith.

         "Production Payment" has the meaning given such term in the Production Payment Conveyance.

         "Production Payment Conveyance" means the Original Conveyance as amended and supplemented by the Current Conveyance Supplement.

         "Purchase Agreement" means the Original Purchase Agreement as supplemented and amended hereby.

         "Subordination Agreements" means Subordination Agreements substantially in the forms of Exhibit B and Exhibit C hereto, executed and delivered by Grantor and the mortgagees named therein for the benefit of Grantee.

         Section 1.2. Rules of Construction. All references in this Supplement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Supplement unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Supplement, "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Supplement as a whole and not to any particular subdivision unless expressly so limited. Unless the context otherwise requires: "including" (and its grammatical variations) means "including without limitation"; "or" is not exclusive; words in the singular form shall be construed to include the plural and vice versa; words in any gender include all other genders; references herein to any instrument or agreement refer to such instrument or agreement as it may be from time to time supplemented or amended; and references herein to any Person include such Person's successors and assigns. All references in this Supplement to exhibits and schedules refer to the exhibits and schedules to this Supplement unless expressly provided otherwise, and all such exhibits and schedules are hereby incorporated herein by reference and made a part hereof for all purposes.

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                             ARTICLE II - Amendments

         Section 2.1. Agreement to Amend Conveyance. Upon the terms and conditions of this Supplement and the Purchase Agreement, Grantor and Grantee agree to amend and supplement the Original Conveyance by executing and delivering the Current Conveyance Supplement.

         Section 2.2. Amendments to Purchase Agreement. The definition of Program Period in Section 1.1 of the Original Purchase Agreement is hereby amended in its entirety to read as follows:

         " 'Program Period' means the period beginning on the Initial Closing Date through and including March 7, 2003."

In addition, although the provisions of the Original Purchase Agreement contemplated that Purchase Price Payments would be paid only by SPS, Grantor and Grantee acknowledge and agree that Purchase Price Payments may be paid by any Person included within Grantee at the time in question, and that the Purchase Agreement shall be construed accordingly.

         Section 2.3. Closing. On the Current Closing Date, Grantor shall deliver the Current Conveyance Supplement to Grantee, and Grantor shall satisfy all of the conditions set out in Sections 3.4 and 3.5 of the Purchase Agreement (other than the condition in Section 3.4(f) of the Purchase Agreement, which is hereby waived without prejudice to the rights of GPF and Fund VI to request and receive the same in connection with any subsequent supplement to the Purchase Agreement) and in Section 2.4 below. On the Current Closing Date, GPF shall pay all of the Current Purchase Price Payment to Grantor in accordance with the terms and procedures of the Purchase Agreement.

         Section 2.4. Additional Conditions Precedent. In addition to the conditions mentioned above in Section 2.3, each of the following conditions must be satisfied to Grantee's complete satisfaction, or waived by Grantee, on the Current Closing Date:

         (a) The Production Payment Order must have been entered in form and substance acceptable to Grantee and must be in full force and effect and not stayed pending appeal, and Grantee must be entitled to all of the protections of
Section 363(m) of the United States Bankruptcy Code.

         (b) Each of the Subordination Agreements must have been executed and delivered in form and substance acceptable to Grantee and must be in full force and effect.

         (c) Galveston Bay Pipeline Company and Galveston Bay Processing Corporation must have assumed and ratified the "Mirant Contracts" referred to in the Production Payment Order by executing and delivering the Acknowledgment following the signature pages of this Supplement.

         (d) In its wiring instructions to GPF, Grantor must have directed GPF to pay directly, out of the Current Purchase Price Payment, $75,000 to Thompson & Knight L.L.P., counsel to GPF and Fund VI, $20,000 to Mayer, Brown, Rowe and Maw, counsel to Mirant and HCL, to be applied to the reasonable legal fees and expenses of such counsel that have been incurred in connection with the Production Payment and the Current Supplement Documents and that will be incurred from time to time hereafter in connection with post-closing activities and monitoring the Production Payment during Grantor's bankruptcy case.

         (e) Grantor's arrangements for coordinating its payments for the Galveston Bay Development Well with the payments of the other joint interest owner in that well must be acceptable to Grantee.

         Section 2.5. Time and Place of Closing. The closing for the consummation of the transactions contemplated herein shall take place on March 31, 2003 or on such other date as may be agreed to by Grantor and Grantee (herein called the "Current Closing Date").

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                   ARTICLE III - Representations and Covenants

         Section 3.1. Representations and Warranties of Grantor. To induce Grantee to enter into the Current Supplement Documents and to pay the Current Purchase Price Payment, Grantor hereby represents and warrants and covenants to Grantee that:

         (a) Except as noted in the Compliance Certificate delivered concurrently herewith, all representations and warranties made by Grantor or any other TransTexas Company in any Production Payment Document now or previously delivered are true and correct as of the Current Closing Date (unless such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties are true and correct as of such earlier date), provided that the representations and warranties confirmed in the Omnibus Certificates heretofore delivered are true and correct as such Certificates are amended and updated through the date hereof.

         (b) Each TransTexas Company has performed all agreements, covenants, and conditions which it is required by any Production Payment Document to perform on or prior to the Current Closing Date.

         (c) The consummation on the Current Closing Date of the transactions contemplated in the Current Supplement Documents: (i) is authorized by the Bankruptcy Court, (ii) is not prohibited by any law or any regulation or order of any court or governmental agency or authority applicable to Grantor or any other TransTexas Company, and (iii) does not subject any of them to any penalty or other onerous condition under or pursuant to any such law, regulation or order.

         Section 3.2. Covenants and Authorization. To induce Grantee to enter into the Current Supplement Documents and to pay the Current Purchase Price Payment, Grantor hereby covenants with Grantee that Grantor will perform all of its covenants and duties under the Production Payment Documents, all as fully as if they were set out in full herein. Grantor further agrees that GPF, Fund VI and their counsel are authorized to apply the $31,395.14 that TransTexas deposited prior to commencement of the case with Thompson & Knight L.L.P. to pay the Reimbursable Expenses that TransTexas owes as reimbursements to GPF and Fund VI (including up to $7,500 in reimbursement for fees and expenses incurred prior to November 14, 2002).

         Section 3.3. Representations and Warranties of Grantee. Each Person included within Grantee hereby represents and warrants to Grantor that: (a) such Person has incurred no obligation or liability, contingent or otherwise, for broker's or finder's fees in respect of any of the matters provided for in this Supplement for which fees Grantor might be liable; (b) the Purchase Agreement constitutes the legal, valid and binding act and obligation of such Person, enforceable against such Person in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, moratorium and other similar laws applicable to creditors' rights generally or by general principles of equity; (c) no bankruptcy or insolvency proceeding is presently pending (or, to such Person's best knowledge, threatened) by or against such Person under any applicable bankruptcy, insolvency or other similar law of any jurisdiction; (d) such Person has not made a general assignment for the benefit of creditors; and
(e) such Person is acquiring the Production Payment for its own account and not with any intention to transfer all or any part of the Production Payment to others in violation of the Securities Act of 1933, as amended, or any other applicable securities laws. Fund VI further represents and warrants that in connection with the transactions contemplated herein and in the Purchase Agreement (i) it is represented by Tamco, an investment manager that qualifies as a "qualified professional asset manager" as defined in Department of Labor Prohibited Transaction Exemption 84-14 (the "QPAM Exemption") and (ii) each of the conditions of the QPAM Exemption are satisfied and will, throughout the term of the Purchase Agreement (as hereby supplemented and amended), be satisfied.

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                           ARTICLE IV - Miscellaneous

         Section 4.1. Ratification of Production Payment Documents. The Original Purchase Agreement as hereby supplemented and amended is hereby assumed, ratified and confirmed in all respects. The other Production Payment Documents, as they may be supplemented, amended or affected by the Current Supplement Documents, are hereby assumed, ratified and confirmed in all respects. Any reference to the Purchase Agreement in any Production Payment Document shall be deemed to refer to this Supplement also, and any reference in any Production Payment Document to any other document or instrument amended, renewed, extended or otherwise affected by any Current Supplement Document shall also refer to such Current Supplement Document. The execution, delivery and effectiveness of this Supplement and the other Current Supplement Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Grantee or Funds Agent under the Purchase Agreement or any other Production Payment Document nor constitute a waiver of any provision of the Purchase Agreement or any other Production Payment Document.

         Section 4.2. Survival of Agreements. All representations, warranties, covenants and agreements of Grantor herein shall survive the execution and delivery of this Supplement and the other Current Supplement Documents and shall further survive until terminated in accordance with the Purchase Agreement.

         Section 4.3. Production Payment Documents. This Supplement and the other Current Supplement Documents are Production Payment Documents, and all provisions in the Purchase Agreement pertaining to Production Payment Documents (including the arbitration provisions of Section 6.9 of the Purchase Agreement) apply hereto and thereto.

         THIS WRITTEN AGREEMENT AND THE OTHER PRODUCTION PAYMENT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 4.4. Governing Law. This Supplement shall be deemed a contract and instrument made under the laws of the State of Texas and shall be construed and enforced in accordance with and governed by the laws of the State of Texas and the laws of the United States of America, without regard to principles of conflicts of law.

         Section 4.5. Counterparts. This Supplement may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Supplement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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         IN WITNESS WHEREOF, this Supplement is executed as of the date first written above.

                                 TRANSTEXAS GAS CORPORATION

                                 By: ________________________________________
                                     Ed Donahue
                                     Vice President

                                 TCW DR VI INVESTMENT PARTNERSHIP, L.P.

                                 By: TCW ASSET MANAGEMENT COMPANY, as its Agent

                                     By: ___________________________________
                                           Kurt A. Talbot
                                           Senior Vice President

                                 TCW GLOBAL PROJECT FUND LTD.

                                 By: ________________________________________
                                      Name:
                                      Director

                                 TCW ASSET MANAGEMENT COMPANY, as Agent

                                 By: ___________________________________________
                                      Kurt A. Talbot
                                      Senior Vice President

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                                 ACKNOWLEDGMENT

         To induce Grantee to enter into the above Supplement, the undersigned Galveston Bay Pipeline Company and Galveston Bay Processing Company each hereby assume, ratify and confirm their various agreements made in connection with the Production Payment Documents referred to above, including without limitation the "Mirant Contracts" referred to in the Production Payment Order, and acknowledge and agree that such agreements remain in full force and effect after taking into account the Current Supplement Documents referred to above.

EXECUTED and DELIVERED as of the date of the above Supplement.

GALVESTON BAY PIPELINE COMPANY

By: ________________________________
    Ed Donahue
    Vice President

GALVESTON BAY PROCESSING CORPORATION

By: ________________________________
    Ed Donahue
    Vice President

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